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                                                                    EXHIBIT 23.2



                        CONSENT OF S.R. SNODGRASS, A.C.


We consent to the incorporation by reference of our report dated October 11, 1996, on our audits of the consolidated financial statements and financial statement schedule of Tuscarora Incorporated and subsidiaries as of August 31, 1996 and for each of the two years in the period ending August 31, 1996, which report is included in this Annual Report on Form 10-K, in the following registration statements:

1. Registration Statements No. 33-35373 and No. 333-06111 on Form S-8 for the 1985 Incentive Stock Option Plan and 1989 Stock Incentive Plan of Tuscarora Incorporated, filed under the Securities Act of 1933, as amended, and the Prospectus used in connection with such Registration Statements; and

2. Registration Statement No. 33-35587 on Form S-8 for the Tuscarora Incorporated Common Stock Purchase Plan for Salaried Employees, filed under the Securities Act of 1933, as amended, and the Prospectus used in connection with such Registration Statement.


                                        /s/ S.R. SNODGRASS, A.C.
                                        --------------------------
                                            S.R. SNODGRASS, A.C.
                                            Certified Public Accountants


Beaver Falls, PA
November 26, 1997